Exhibit 21

                         Subsidiaries of the Registrant

                                                     Percentage of Equity Outstanding
                                                  Owned By Baron Capital Properties, L.P.
                                                        (or Baron Capital Trust,
Name of Entity                                         where indicated by asterisk)           State of Formation
--------------                                         ----------------------------           ------------------
Baron Strategic Investment Fund, Ltd.                               93.75%                          Florida
Baron Strategic Investment Fund II, Ltd.                           100.00%                          Florida
Baron Strategic Investment Fund IV, Ltd.                           100.00%                          Florida
Baron Strategic Investment Fund V, Ltd.                             97.50%                          Florida
Baron Strategic Investment Fund VI, Ltd.                            96.65%                          Florida
Baron Strategic Investment Fund VIII, Ltd.                         100.00%                          Florida
Baron Strategic Investment Fund IX, Ltd.                            98.50%                          Florida
Baron Strategic Investment Fund X, Ltd.                             97.62%                          Florida
Baron Strategic Vulture Fund I, Ltd.                               100.00%                          Florida
Brevard Mortgage Program, Ltd.                                     100.00%                          Florida
Central Florida Income Appreciation Fund, Ltd.                      98.57%                          Florida
Crystal Court Apartments II, Ltd.                                  100.00%                          Florida
Florida Capital Income Fund, Ltd.                                   95.04%                          Florida
Florida Capital Income Fund II, Ltd.                                94.50%                          Florida
Florida Capital Income Fund III, Ltd.                               92.75%                          Florida
Florida Income Advantage Fund I, Ltd.                               98.40%                          Florida
Florida Income Appreciation Fund I, Ltd.                           100.00%                          Florida
Florida Income Growth Fund V, Ltd.                                  96.09%                          Florida
Florida Opportunity Income Partners, Ltd.                          100.00%                          Florida
Heatherwood Kissimmee, Ltd.                                        100.00%                          Florida
Lamplight Court of Bellefontaine Apartments, Ltd.                  100.00%                          Florida
Midwest Income Growth Fund VI, Ltd.                                 93.33%                         Michigan
Realty Opportunity Income Fund VIII, Ltd.                           95.76%                          Florida
Riverwalk Enterprises, Ltd.                                        100.00%                          Florida
BARCAP Realty Services Group, Inc.                                 100.00%*                        Delaware


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